Exhibit 99.3

sECOND AMENDMENT TO
GUARANTY

SECOND AMENDMENT TO GUARANTY, dated as of October 2, 2020 (this “Amendment”), made by Exantas Capital Corp., f/k/a Resource Capital Corp., a corporation organized under the laws of the State of Maryland (“Guarantor”), for the benefit of Barclays Bank PLC, a public limited company organized under the laws of England and Wales (including any successor thereto, “Purchaser”).  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Guaranty (as defined below).

RECITALS

WHEREAS, Purchaser and RCC Real Estate SPE 7, LLC (“Seller”), are parties to that certain Master Repurchase Agreement, dated as of April 10, 2018, between Purchaser and Seller (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”), and the other Transaction Documents (as defined therein);

WHEREAS, Guarantor indirectly owns one hundred percent (100%) of the Capital Stock of Seller;

WHEREAS, in connection with the Repurchase Agreement, Guarantor made that certain Guaranty, dated as of April 10, 2018, for the benefit of Purchaser, as amended by that certain First Amendment to Guaranty, dated as of May 7, 2020 (the “Existing Guaranty” and, as amended by this Amendment, the “Guaranty”); and

WHEREAS, Guarantor and Purchaser desire to make certain modifications to the Existing Guaranty.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

Amendment

(a)Exhibit A of the Existing Guaranty is hereby amended by replacing the definition of “Total Equity” with the following:

““Total Equity” shall mean, with respect to Guarantor and its Consolidated Subsidiaries as of any date, Guarantor’s consolidated shareholder’s equity as of such date of determination, as determined in accordance with GAAP, provided, however, that such determination in accordance with GAAP (a) shall not measure credit losses on Guarantor’s and its Consolidated Subsidiaries’ portfolio of loans in accordance with the current expected credit losses model (“CECL”); and (b) in lieu of CECL, such determination of credit losses on Guarantor’s and its Consolidated Subsidiaries’ portfolio of loans shall be determined in accordance with a risk rating-based methodology (“RRBM”) as disclosed in the financing receivables footnotes of Guarantor’s quarterly and annual financial reports filed with the Securities and Exchange Commission on Form 10-Q and Form 10-K, respectively, with the reserve being calculated by applying a credit loss to the face amount of the loan of 1.5% for loans rated 3, 5% for loans rated 4 and a specific loan credit loss for loans rated a 5, as amended from time to time as set forth in such financial reports, consistently applied.”

ARTICLE II.

Representations

Guarantor represents and warrants to Purchaser, as of the date of this Amendment, as follows:

(i)all representations and warranties made by it in the Transaction Documents to which it is a party are true, correct, complete and accurate in all respects as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(ii)it is duly authorized to execute and deliver this Amendment and has taken all necessary action to authorize such execution, delivery and performance;

(iii)the person signing this Amendment on its behalf is duly authorized to do so on its behalf;

(iv)the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected; and

(v)this Amendment has been duly executed and delivered by it.

ARTICLE III.

FEES AND EXPENSES

Guarantor shall pay on demand all of Purchaser’s out-of-pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment and other costs and expenses due and payable as of the date hereof pursuant to Article 27(b) of the Repurchase Agreement.

ARTICLE IV.

Governing Law

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE

WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

ARTICLE V.

Miscellaneous

(a)Except as expressly amended or modified hereby, the Existing Guaranty and the other Transaction Documents shall each be and shall remain in full force and effect in accordance with their terms.

(b)This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment in electronic format shall be as effective as delivery of a manually executed original counterpart of this Amendment.

(c)The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.

(d)This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Guaranty.

(e)This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(f)The Existing Guaranty, as amended by this Amendment, is a Transaction Document.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

GUARANTOR:

EXANTAS CAPITAL CORP., a Maryland
corporation

By:	/s/ Michael A. Pierro
	Name:	Michael A. Pierro
	Title:	Senior Vice President

ACCEPTED AND AGREED BY:

PURCHASER:

BARCLAYS BANK PLC, a public limited
company organized under the laws of
England and Wales

By:	/s/ Francis X. Gilhool
	Name:	Francis X. Gilhool
	Title:	Authorized Signatory

Barclays-Exantas

Signature Page to Second Amendment to Guaranty